Exhibit 10.2
Execution Version
AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDED AND RESTATED GUARANTEE AGREEMENT dated as of August 15, 2025 (this “Agreement”), among (a) RAYONIER INC., a North Carolina corporation (“Rayonier”), (b) RAYONIER TRS HOLDINGS INC., a Delaware corporation (“TRS”), (c) RAYONIER OPERATING COMPANY LLC, a Delaware limited liability company (“ROC”), (d) RAYONIER, L.P., a Delaware limited partnership (“RLP”) and (e) COBANK, ACB, as administrative agent (the “Administrative Agent”) for the Guaranteed Parties (as defined below).
Reference is made to the Amended and Restated Credit Agreement dated as of August 15, 2025 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among Rayonier, TRS, ROC and RLP, as borrowers, the lenders from time to time party thereto (the “Lenders”) and CoBank, ACB, as an Issuing Bank (the “Issuing Bank”), as Swing Line Lender (the “Swing Line Lender”) and as Administrative Agent.
Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.
It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantors (as defined below) execute and deliver this Agreement.
Each of the Guarantors is a Borrower under (and as defined in) the Credit Agreement and acknowledges that it will derive substantial benefit from the making of the Advances by the Lenders and the issuance of the Letters of Credit by the Issuing Bank.
Accordingly, the parties hereto agree as follows:
1.    Certain Defined Terms. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Hedge Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of such Hedge Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 21 and any other “keepwell, support or other agreements” for the benefit of such Guarantor) at the time the Guarantee of, or the grant of such security interest by, such Guarantor becomes effective with respect to such related Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such Guarantee or grant of security interest is or becomes illegal.
“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of security interest becomes effective with respect to such Hedge Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
2.    Guarantees. (a) Revolving Credit Facility. Each of Rayonier, TRS, ROC and RLP (each a “Revolving Guarantor” and collectively, the “Revolving Guarantors”) unconditionally guarantees, jointly with each other Revolving Guarantor and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment by each Borrower (other than itself) of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Credit Advances and Swing Line Loans made to such Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by such Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of such Borrower to the Administrative Agent and each Lender under the Revolving Credit Facility, the Letter of Credit Facility and the Swing Line Facility established under the Credit Agreement and the other Loan Documents (collectively, the “Revolving Credit Guaranteed Parties”), whether such amounts shall have accrued prior to, on or after the Closing Date, (ii) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of each Borrower (other than itself), monetary or otherwise, under or pursuant to the Revolving Credit Facility, the Letter of Credit Facility and the Swing Line Facility established under the Credit Agreement and the other Loan Documents and (iii) the due and punctual payment and performance of all obligations, monetary or otherwise, under each Guaranteed Hedge and Guaranteed Bank Product (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Revolving Credit Obligations”).
(b) Term Loan Facility. Each of Rayonier, TRS and RLP (collectively, the “Term Loan Guarantors”, and, together with the Revolving Credit Guarantors, the “Guarantors”)

unconditionally guarantees, jointly with each other Term Loan Guarantor and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment by ROC of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loan Advances made to ROC, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of ROC to the Administrative Agent and each Lender under the Term Loan Facility established under the Credit Agreement and the other Loan Documents (collectively, the “Term Loan Guaranteed Parties”, and, together with the Revolving Credit Guaranteed Parties, the “Guaranteed Parties”), whether such amounts shall have accrued prior to, on or after the Closing Date and (ii) the due and punctual payment and performance of all covenants, agreements, obligations and liabilities of ROC, monetary or otherwise, under or pursuant to the Term Loan Facility established under the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (i) and (ii) being collectively called the “Term Loan Obligations”, and, together with the Revolving Credit Obligations, the “Obligations”). For the avoidance of doubt, the Obligations shall not include any Excluded Hedge Obligation.
Anything contained in this Agreement to the contrary notwithstanding, the obligations of TRS, ROC and RLP hereunder, shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of TRS, ROC or RLP contingent or otherwise, that are relevant under the Fraudulent Transfer Laws and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of TRS, ROC and RLP, as the case may be, pursuant to (i) applicable law, or (ii) any agreement providing for an equitable allocation among TRS, ROC or RLP, as the case may be, and other Affiliates of Rayonier of obligations arising under Guarantees by such parties.
Each Revolving Guarantor further agrees that the Revolving Credit Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Revolving Credit Obligation. Each Term Loan Guarantor further agrees that the Term Loan Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Term Loan Obligation.
3.     Obligations Not Waived. (a) To the fullest extent permitted by applicable law, each Revolving Guarantor waives presentment to, demand of payment from and protest to the applicable Borrower and any other guarantor of any of the Revolving Credit Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Revolving Guarantor hereunder shall not be affected by, and each Revolving Guarantor hereby waives any defense arising by reason of, (i) the failure of the Administrative Agent or any other Revolving Credit Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against the applicable Borrower or any other guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, or (iii) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any Revolving Credit Guaranteed Party.
(b)    To the fullest extent permitted by applicable law, each Term Loan Guarantor waives presentment to, demand of payment from and protest to ROC and any other guarantor of any of the Term Loan Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Term Loan Guarantor hereunder shall not be affected by, and each Term Loan Guarantor hereby waives any defense arising by reason of, (i) the failure of the Administrative Agent or any other Term Loan Guaranteed Party to assert any claim or demand or to enforce or exercise any right or remedy against ROC or any other guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Term Loan Guarantor under this Agreement, or (iii) the failure to take or perfect any security interest in, or the release of, any collateral security held by or on behalf of any Term Loan Guaranteed Party.
4.     Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any collateral security held for payment of the Obligations or any balance of any deposit or other account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the applicable Borrower or any other person.
5.     No Discharge or Diminishment of Guarantee. (a) The obligations of each Revolving Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the applicable Borrower’s Revolving Credit Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)), including any claim of waiver, release, surrender, alteration or compromise of any of the applicable Borrower’s Revolving Credit Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of such Revolving Credit Obligations, any law or regulation of any jurisdiction or any other event affecting any term of a Revolving Credit Obligation or any other circumstance that might constitute a defense of the applicable Borrower or any Revolving Guarantor. Without limiting the generality of the foregoing, the obligations of each Revolving Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Revolving Credit Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the applicable Borrower’s Revolving Credit Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Revolving Guarantor or that would otherwise operate as a discharge of each Revolving Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the applicable Borrower’s Revolving Credit Obligations), and each Revolving Guarantor hereby waives any defense arising by reason of any of the foregoing actions.
(b)    The obligations of each Term Loan Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of ROC’s Term Loan Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)), including any claim of waiver, release, surrender, alteration or compromise of any of ROC’s Term Loan Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of such Term Loan Obligations, any law or regulation of any jurisdiction or any other event affecting any term of a Term Loan Obligation or any other circumstance that might constitute a defense of ROC or any Term Loan Guarantor. Without limiting the generality of the foregoing, the obligations of each Term Loan Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Term Loan Guaranteed Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of ROC’s Term Loan Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Term Loan Guarantor or that would otherwise operate as a discharge of each Term Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all of ROC’s Term Loan Obligations), and each Term Loan Guarantor hereby waives any defense arising by reason of any of the foregoing actions.
6.    Defenses of Borrower Waived. (a) To the fullest extent permitted by applicable law, each of the Revolving Guarantors waives any defense based on or arising out of any defense of the applicable Borrower or the unenforceability of the applicable Borrower’s Revolving Credit Obligations or any part thereof from any cause or the cessation from any cause of the liability of the applicable Borrower (other than the final and indefeasible payment in full in cash of such Borrower’s Revolving Credit Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)). The Administrative Agent and the other Revolving Credit Guaranteed Parties may, at their election, foreclose on any collateral security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such collateral security in lieu of foreclosure, compromise or adjust any part of the applicable Borrower’s Revolving Credit Obligations, make any other accommodation with the applicable Borrower or any other guarantor or exercise any other right or remedy available to them against the applicable Borrower or any other guarantor, without affecting or impairing in any way the liability of any Revolving Guarantor hereunder except to the extent the applicable Borrower’s Revolving Credit Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Revolving Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Revolving Guarantor against the applicable Borrower, any other Revolving Guarantor or guarantor, as the case may be, or any collateral security.
(b)    To the fullest extent permitted by applicable law, each of the Term Loan Guarantors waives any defense based on or arising out of any defense of ROC or the unenforceability of ROC’s Term Loan Obligations or any part thereof from any cause or the cessation from any cause of the liability of ROC (other than the final and indefeasible payment in full in cash of ROC’s Term Loan Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f)). The Administrative Agent and the other Term Loan Guaranteed Parties may, at their election, foreclose on any collateral security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such collateral security in lieu of foreclosure, compromise or adjust any part of ROC’s Term Loan Obligations, make any other accommodation with ROC or any other guarantor or exercise any other right or remedy available to them against ROC or any other guarantor, without affecting or impairing in any way the liability of any Term Loan Guarantor hereunder except to the extent ROC’s Term Loan Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Term Loan Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Term Loan Guarantor against ROC, any other Term Loan Guarantor or guarantor, as the case may be, or any collateral security.
7.    Agreement to Pay; Subordination. (a) In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Revolving Credit Guaranteed Party has at law or in equity against any Revolving Guarantor by virtue hereof, each Revolving Guarantor hereby agrees that, upon the failure of any Borrower (other than itself) to pay any of its Revolving Credit Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Revolving Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Revolving Credit Guaranteed Party as designated thereby in cash the amount of such unpaid Revolving Credit Obligations. Upon payment by any Revolving Guarantor of any sums to the Administrative Agent or any Revolving Credit Guaranteed Party as provided above, all rights of such Revolving Guarantor against the applicable Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the respective Borrower’s Revolving Credit Obligations. In addition, any indebtedness of any Borrower now or hereafter held by any Revolving Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Revolving Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Revolving Credit Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the applicable Borrower’s Revolving Credit Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
(b)    In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Term Loan Guaranteed Party has at law or in equity against any Term Loan Guarantor by virtue hereof, each Term Loan Guarantor hereby agrees that, upon the failure of ROC to pay any of its Term Loan Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, such Term Loan Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Term Loan Guaranteed Party as designated thereby in cash the amount of such unpaid Term Loan Obligations. Upon payment by any Term Loan Guarantor of any sums to the Administrative Agent or any Term Loan Guaranteed Party as provided above, all rights of such Term Loan Guarantor against ROC arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all ROC’s Term Loan Obligations. In addition, any indebtedness of ROC now or hereafter held by any Term Loan Guarantor is hereby subordinated in right of payment to the prior payment in full of the Term Loan Obligations during the existence of an Event of Default. If any amount shall erroneously be paid to any Term Loan Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right, or (ii) any such indebtedness of ROC, such amount shall be held in trust for the benefit of the Term Loan Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of ROC’s Term Loan Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.
8.    Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of each applicable Borrower’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of such Borrower’s Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Guaranteed Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

9.    Representations and Warranties; Taxes. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement or any other Loan Document are true and correct in all material respects except for representations and warranties which by their terms refer to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and except for representations and warranties which are qualified by materiality (in which case such representations and warranties shall be true and correct). Each Guarantor agrees that the provisions of Section 2.15 of the Credit Agreement shall apply equally to each Guarantor with respect to the payments made by it hereunder.
10.     Termination. (a) The Guarantees made by the Revolving Guarantors hereunder with respect to the Revolving Credit Obligations (i) shall terminate when all the Revolving Credit Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f), have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero or Cash Collateralized and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement, and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Revolving Credit Obligation is rescinded or must otherwise be restored by any Revolving Credit Guaranteed Party or any Revolving Guarantor upon the bankruptcy or reorganization of any Borrower or any Revolving Guarantor or otherwise.
(b)    The Guarantees made by the Term Loan Guarantors hereunder with respect to the Term Loan Obligations (i) shall terminate when all the Term Loan Obligations except contingent indemnification and reimbursement obligations, which pursuant to Section 8.04(f) of the Credit Agreement shall survive the termination of the Loan Documents and the payment in full of all obligations referred to in such Section 8.04(f), have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, and (ii) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Term Loan Obligation is rescinded or must otherwise be restored by any Term Loan Guaranteed Party or any Term Loan Guarantor upon the bankruptcy or reorganization of ROC or any Term Loan Guarantor or otherwise.
11.    Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter this Agreement shall be binding upon, and inure to the benefit of such Guarantor the Administrative Agent and the other applicable Guaranteed Parties and their respective successors and assigns, except that no Guarantor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein

(except in connection with any transaction permitted by Section 5.03(c) or Section 5.03(d) of the Credit Agreement) (and any such attempted assignment or transfer by any party hereto shall be null and void). This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
12.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Guaranteed Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.
    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).
13.     Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
14.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Credit Agreement.
15.    Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Revolving Credit Guaranteed Parties and shall survive the making by the Lenders of the Revolving Credit Advances, Swing Line Loans and the issuance of the Letters of Credit by the Issuing Bank regardless of any investigation made by the Revolving Credit Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Credit Advance, Swing Line Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, the LC

Exposure does not equal zero or has not been Cash Collateralized or the Revolving Credit Commitments and the LC Commitment have not been terminated.
    (b)    All covenants, agreements, representations and warranties made by the Term Loan Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Term Loan Guaranteed Parties and shall survive the making by the Lenders of the Term Loan Advances regardless of any investigation made by the Term Loan Guaranteed Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan Advance or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, or the Term Loan Commitments have not been terminated.
(c)    In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
16.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11 of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
17.    Rules of Interpretation. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Agreement.
18.    Jurisdiction; Consent to Service of Process. i) Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Guaranteed Party, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Guaranteed Party or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or such Person’s properties in the courts of any jurisdiction.
    (b)    Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of Section 18 of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (c)    Each party hereto irrevocably consents to service of process at the address provided for notices in Section 14 of this Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
19.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.
20.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Guaranteed Party or any such Affiliate, to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Guaranteed Party or their respective Affiliates, irrespective of whether or not such Guaranteed Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Guarantor different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this Section 20 are in addition to other rights and remedies (including other rights of set-off) that such Guaranteed Party or their respective Affiliates may have.

21.    Keepwell. Each Borrower and each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each other Guarantor as may be needed by such Guarantor from time to time to honor all of its obligations under this Agreement and the other Loan Documents to which it is a party with respect to Hedge Obligations that would, in the absence of the agreement in this Section 21, otherwise constitute Excluded Hedge Obligations (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Borrowers’ and such Qualified ECP Guarantors’ obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrowers and the Qualified ECP Guarantors under this Section 21 shall remain in full force and effect until the Revolving Credit Obligations and the Term Loan Obligations have been indefeasibly paid and performed in full. The Borrowers and the Qualified ECP Guarantors intend this Section 21 to constitute, and this Section 21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Guarantor for all purposes of the Commodity Exchange Act.
22.    Amendment and Restatement. The parties hereto agree that, on the Closing Date, the following shall be deemed to occur automatically, without further action by any party hereto: (a) the Guarantee Agreement, dated as of August 5, 2015, among Rayonier, TRS, ROC and the Administrative Agent (and subsequently joined by RLP) (as amended or otherwise modified prior to the Closing Date, the “Existing Guarantee Agreement”), shall be deemed to be amended and restated in its entirety pursuant to this Agreement; and (b) all references in the other Loan Documents to such Guarantee Agreement shall be deemed to refer without further amendment to this Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment to the Existing Guarantee Agreement made under and in accordance with the terms of Section 8.01 of the Credit Agreement and does not constitute a “novation”.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GUARANTORS:	RAYONIER INC.

	By	/s/ Jonathan A. Boswell
	Name:	Jonathan A. Boswell
	Title:	Vice President, Treasurer

RAYONIER OPERATING COMPANY LLC

	By	/s/ Jonathan A. Boswell
	Name:	Jonathan A. Boswell
	Title:	Treasurer

RAYONIER TRS HOLDINGS INC.

	By	/s/ Jonathan A. Boswell
	Name:	Jonathan A. Boswell
	Title:	Treasurer

RAYONIER, L.P.

	By	/s/ Jonathan A. Boswell
	Name:	Jonathan A. Boswell
	Title:	Treasurer

COBANK, ACB, as Administrative Agent

By:	/s/ Robert Prickett
Name:	Robert Prickett
Title:	Vice President